Exhibit 99.1

CONSENT OF PERSON TO BE NAMED AS A DIRECTOR

As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-11 (together with any amendments or supplements, the “Registration Statement”) of Safety, Income and Growth, Inc., a Maryland corporation (the “Company”), as a person who has agreed to serve as a director of the Company beginning immediately after the closing of the Company’s initial public offering and to the inclusion of his biographical information in the Registration Statement.

Signature:	/s/ Dean S. Adler
Name:	Dean S. Adler
Date:	April 10, 2017

Exhibit 99.1

CONSENT OF PERSON TO BE NAMED AS A DIRECTOR

As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-11 (together with any amendments or supplements, the “Registration Statement”) of Safety, Income and Growth, Inc., a Maryland corporation (the “Company”), as a person who has agreed to serve as a director of the Company beginning immediately after the closing of the Company’s initial public offering and to the inclusion of his biographical information in the Registration Statement.

Signature:	/s/ Jay S. Nydick
Name:	Jay S. Nydick
Date:	April 10, 2017